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                                                                   EXHIBIT 10.42

STEPHEN R. SEILER                                           Phone:  617-679-5512
Chief Executive Officer                                       Fax:  617-679-5542
                                                    e-mail: sseiler@hybridon.com
                                                            --------------------




                                                                 August 14, 2002

Isis Pharmaceuticals, Inc.
2292 Faraday Avenue
Carlsbad, California 92008


     Re:      Collaboration and License Agreement; Master Agreement
              -----------------------------------------------------

Gentlemen:

     Reference is hereby made to the Collaboration and License Agreement dated as of May 24, 2001 (the "Collaboration and License Agreement") by and between Isis Pharmaceuticals, Inc. ("Isis") and Hybridon, Inc. ("Hybridon") and the Master Agreement dated as of May 24, 2001 by and between Isis and Hybridon (the "Master Agreement" and together with the Collaboration and License Agreement, the "Agreements"). All capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreements.

     Hybridon and Isis hereby agree as follows with respect to the Agreements:

     1. Hybridon shall have no obligation under Section 2.2 of the Master Agreement to issue any shares of its common stock or make any cash payments to Isis as a Hybridon Tranche Payment with respect to the second and third Hybridon Tranche Periods or otherwise.

     2. Isis shall have no obligation under Section 2.3 of the Master Agreement to issue any shares of its common stock or make any cash payments to Hybridon as an Isis Tranche Payment with respect to the fourth Isis Tranche Period or otherwise.

     3. Article V of the the Collaboration and License Agreement shall be amended for clarification purposes in the manner set forth on Exhibit A attached to this letter.


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Isis Pharmaceuticals, Inc.
August 14, 2002
Page 2



     In all other respects, the Agreements and the provisions thereof shall remain in full force and effect.

     If Isis is in agreement with the foregoing, please so indicate by signing this letter in the space provided below and returning a fully executed copy to me.


                                                     Very truly yours,

                                                     HYBRIDON, INC.



                                                     /s/ Stephen Seiler
                                                     ------------------

                                                     Stephen Seiler
                                                     Chief Executive Officer


Agreed as of this 14th
Day of August, 2002

ISIS PHARMACEUTICALS, INC.

By: B. Lynne Parshall
    ---------------------

Title:  Executive Vice President
        ------------------------




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                                    EXHIBIT A
                                    ---------

     Article V of the Collaboration and License Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

                                    ARTICLE V

                                  COLLABORATION
                                  -------------

     In addition to the collaboration between the Parties with respect to intellectual property protection under Article VI, the Parties shall further collaborate hereunder through a committee (the "Collaboration Committee") consisting of two representatives of each Party. The Parties shall establish the Collaboration Committee within thirty (30) days after the Effective Date. The Collaboration Committee shall meet at least twice each calendar year in person or by video conference during the term of this Agreement to review the progress of Isis' development efforts with respect to Isis' Antisense Products that are covered by Hybridon Intellectual Property. The Parties intend that the Collaboration Committee shall act as a forum for the Parties to work cooperatively to seek to enhance the development of Isis' Antisense Products that are covered by Hybridon Intellectual Property, including to discuss scientific and technical matters relating to the development of Isis' Antisense Products that are covered by Hybridon Intellectual Property, regulatory matters relating to Isis' Antisense Products that are covered by Hybridon Intellectual Property and ongoing research and development in the antisense field being conducted by third parties. Neither Party shall be obligated to disclose any Confidential Information to the Collaboration Committee. In addition, under no circumstances shall either Party be obligated to undertake any action as a result of such Collaboration Committee meetings that would cause either Party to incur any financial obligation beyond that necessary to cause such Collaboration Committee meetings to take place in the manner and frequency noted above unless both Parties agree to such action in writing.